Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70745 on Form S-8 of Oneida Financial Corp. of our report dated June 27, 2013 appearing in this Annual Report on Form 11-K of Oneida Savings Bank 401(k) Savings Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 27, 2013